EXHIBIT  4

                          WORLD AM COMMUNICATIONS, INC.
                      2003 NON-QUALIFIED STOCK OPTION PLAN

1.  PURPOSE
The 2003 NON-QUALIFIED STOCK OPTION PLAN (the "Plan"), effective September 29, 2003, is established to encourage employees and non-employees of World Am Communications, Inc. (the "Company"), its subsidiaries, its affiliates and its joint ventures to acquire Common Stock in the Company ("Common Stock"). It is believed that the Plan will serve the interests of the Company and its stockholders because it allows employees and non-employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire its Common Stock, which in turn will stimulate efforts on the Company's behalf, and maintain and strengthen relationships with the Company. It is believed that the Plan also will assist in the recruitment of employees.

2.  ADMINISTRATION
The Plan shall be administered by the Board of Directors of the Company (the "Committee"). The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Participants receive Stock Options, the types of Stock Options they receive under the Plan, the number of shares covered by Stock Options granted under the Plan, and the other terms and conditions of such Stock Options. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Participants, the form, amount and timing of Stock Options, the terms and provisions of Stock Options and the writings evidencing Stock Options, need not be uniform and may be made selectively among Eligible Participants who receive, or are eligible to receive, Stock Options hereunder, whether or not such Eligible Participants are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan, including the right to construe disputed or doubtful Plan provisions, and of establishing, amending and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Participants and any person claiming under or through any Eligible Participant.

The Committee, as permitted by applicable state law, may delegate any or all of its power and authority hereunder to the Chief Executive Officer or such other senior member of management as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act and that no such delegation shall be made in the case of Stock Options intended to be qualified under Section 162(m) of the Code.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.


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3.  ELIGIBILITY

EMPLOYEES. Regular full-time and part-time employees employed by the Company, its parent, if any, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an "Employee"), shall be eligible to participate in the Plan if designated by the Committee.

NON-EMPLOYEES. The term "Non-Employee" shall include any of the following: a director who is not an employee or an officer; a person who is an independent contractor, or agrees or has agreed that he/she is an independent contractor; a person who has any agreement or understanding with the Company, or any of its affiliates or joint venture partners that he/she is not an employee; a person who is employed by a temporary or other employment agency, regardless of the amount of control, supervision or training provided by the Company or its affiliates; or a "leased employee" as defined under Section 414 (n) of the Code.

Employees and Non-employees are collectively referred to herein as Eligible Participants ("Eligible Participants").

NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its parent, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any participant at any time, nor confer upon any participant the right to continue in the employ of the Company, its parent, its subsidiaries, its affiliates or its joint ventures. Neither the award of an Stock Option nor any benefits arising under such Stock Options shall constitute an employment contract with the Company, its parent, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its parent, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Stock Option under this Plan nor any amount realized from any such Stock Option shall be treated as compensation for any purposes of calculating an employee's benefit under any such plan, policy or program.

4.  TERM  OF  THE  PLAN

This  Plan  shall  be  effective  as  of  September  29,  2003.

5.  STOCK  OPTIONS
Stock Options under the Plan shall be granted as Nonqualified Stock Options. All Stock Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.


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6.  SHARES  AVAILABLE  FOR  STOCK  OPTIONS

SHARES AVAILABLE. Subject to the provisions of Section 6(c), the maximum number of shares of Common Stock of the Company that may be issued under the Plan is 65,000,000. Any shares under this Plan that are not purchased or awarded under an Stock Option that has lapsed, expired, terminated or been canceled, may be used for the further grant of Stock Options under the Plan. Stock Options and similar awards issued by an entity that is merged into or with the Company, acquired by the Company or otherwise involved in a similar corporate transaction with the Company are not considered issued under this Plan. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan.

ADJUSTMENT OF SHARES. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Committee, the Committee shall make such adjustments, if any, as it may deem appropriate in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Stock Options, and (iii) the Stock Option price of Stock Options. Any such determination shall be final, binding and conclusive on all parties.

7.  TERMS  AND  CONDITIONS  OF  STOCK  OPTIONS
The Stock Options granted under the Plan are not intended to qualify as Incentive Stock Options as defined in Section 422 of the Code and as such are nonqualified stock options. The Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

STOCK OPTION PRICE. The Stock Option price per share with respect to each Stock Option shall be 65% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee.

PERIOD OF STOCK OPTION. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten years from the grant, provided further, however, that, in the event of the death of an Stock Optionee prior to the expiration of a Nonqualified Stock Option, such Nonqualified Stock Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

EXERCISE OF STOCK OPTION AND PAYMENT THEREFORE. No shares shall be issued until full payment of the Stock Option price has been made. The Stock Option price may be paid in cash or, if the Committee determines, in shares of Common Stock or a combination of cash and shares of Common Stock. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options. The Committee may establish rules and procedures to permit an Stock Optionholder to defer recognition of gain upon the exercise of a Stock Option.


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FIRST  EXERCISABLE  DATE.  The  Committee  shall  determine  how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or "vested" and, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

TERMINATION OF EMPLOYMENT. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee's employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee's employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option.

TERMINATION DUE TO MISCONDUCT. If a Stock Option grantee's employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

LIMITS ON STOCK OPTIONS. Except as may otherwise be permitted by the Code, an Eligible Participant may not receive a grant of Stock Options for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

8.  TRANSFERABILITY
Each Stock Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Stock Option granted under the Plan will not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with regulations promulgated under the Securities Exchange Act of 1934, or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee's lifetime, of Stock Options (other than Stock Options) to members of a grantee's immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the grantee's spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.


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13.  DISCONTINUANCE  OR  AMENDMENT  OF  THE  PLAN
The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes.

14.  NO  LIMITATION  ON  COMPENSATION
Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

15.  NO  CONSTRAINT  ON  CORPORATE  ACTION
Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Company, its parent, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

16.  WITHHOLDING  TAXES
The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Participant to pay the amount of taxes required by law to be withheld from an Stock Option by withholding from any payment of Common Stock due as a result of such Stock Option, or by permitting the Eligible Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

17.  COMPLIANCE  WITH  SECTION  16
With respect to Eligible Participants subject to Section 16 of the Exchange Act ("Section 16 Officers"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the
Section  16  Officers  is  not  required in order to bring a transaction by such
Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

18.  USE  OF  PROCEEDS
The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.


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19.  GOVERNING  LAW
The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of laws.

20.  OFFSET  AND  SUSPENSION  OF  EXERCISE
Anything to the contrary in the Plan notwithstanding, the Plan administrators may (i) offset any Stock Option by amounts reasonably believed to be owed to the Company by the grantee and (ii) disallow an Stock Option to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the grantee.


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